UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: May 19, 2010

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20584	04-2743260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

We hereby amend our current report on Form 8-K filed on May 19, 2010, which furnished a copy of our press release dated May 19, 2010, reporting our unaudited financial results for our fourth quarter and fiscal ended March 31, 2010.

Item 2.02	Results of Operations and Financial Condition.

On May 19, 2010, we issued a press release reporting our unaudited financial results for our fourth quarter and fiscal year ended March 31, 2010. We have subsequently revised the results that we reported for these periods. A revised fourth quarter and full year fiscal 2010 Condensed Consolidated Balance Sheet (unaudited) at March 31, 2010 and revised Condensed Consolidated Statement of Operations (unaudited) are attached as Exhibit 99.1 and incorporated herein by reference.

The revisions made to the unaudited financial statements were primarily due to a conclusion by us that we had not met the requirements, as of March 31, 2010, to record a charge relating to the exit of our building lease in Athlone, Ireland. As a result, we have adjusted our previously reported unaudited results for our fourth quarter and fiscal year ended March 31, 2010 to reduce our operating expenses by $0.8 million.

We believe the requirements to record the estimated costs to exit our building lease in Athlone, Ireland will be met in fiscal year 2011 and would expect to record the estimated costs of the exit in the quarter in which the requirements have been met.

Revised GAAP (generally accepted accounting principles) basic and diluted net earnings for the fourth quarter of fiscal 2010 was $1.0 million, or $0.03 per share, compared to a basic and diluted GAAP net loss of $8.5 million, or $0.23 per share for the fourth quarter of fiscal 2009. The full year fiscal 2010 GAAP net loss was $19.0 million, or $0.52 per share, compared to a GAAP net loss of $31.6 million, or $0.91 per share in fiscal 2009. The non-GAAP net loss for the fourth quarter and fiscal year ended March 31, 2010 previously reported on May 19, 2010 did not change with these revisions.

The financial statements and financial information contained in this current report supersede those contained in the press release. Accordingly, to the extent that they contain different information, you should not rely on the financial information and financial statements contained in the press release. The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Unaudited financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Date: June 4, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Unaudited financial information.